Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-186797, 333-115380, 333-115379 and 333-115378) and Form S-3 (No. 333-217775) of Tyson Foods, Inc. of our report dated November 13, 2017 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Fayetteville, AR
November 13, 2017